Exhibit 10.4

AMENDMENT

TO THE

SUPPLY AGREEMENT

BETWEEN

APTALIS PHARMA CANADA, INC. (formerly Axcan Pharma, Inc.)

AND

PADDOCK LABORATORIES, LLC (assignee from Paddock Laboratories, Inc.)

This Amendment (“Amendment”) to the Supply Agreement dated May 7, 2004, as amended (the “Agreement”) is by and between Aptalis Pharma Canada, Inc. (formerly Axcan Pharma, Inc.), a company organized under the laws of Canada and having a place of business at 597, Boul. Laurier, Mont-Saint-Hilaire, QC J3H 6C4, Canada (“Aptalis”), and Paddock Laboratories, LLC (assignee to the Agreement from Paddock Laboratories, Inc.), a company organized under the laws of Delaware and having a principal place of business at 3940 Quebec Avenue North Minneapolis, MN 55427 (“Paddock”). Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

WITNESSETH:

WHEREAS, Paddock and Aptalis are parties to the Agreement; and

WHEREAS, Paddock and Aptalis wish to extend the Term of the Agreement and amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the covenants contained herein the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as follows:

In accordance with Section 11.1 of the Agreement, the parties hereby mutually agree to (a) extend the Term of the Agreement through November 4, 2016; and (b) automatically extend the Term of the Agreement for an additional two years through November 4, 2018 (the “Automatic Two-Year Renewal”) absent written notice from one party to the other on or before May 4, 2016 cancelling the Automatic Two-Year Renewal.

In addition, the following amendments are being made to the Agreement:

In all instances where “Axcan Pharma” is used in the Agreement it should be replaced with “Aptalis”.

Section 1.1.13 shall be replaced with:

1.1.13 “Product” means a one (1) gram Mesalamine Suppository, in finished and packaged form as either the Canasa brand or authorized generic, as more specifically identified on Exhibit A;

Section 2.2, first sentence shall be replaced with:

During the Term of this Agreement, Aptalis or its designees (including its designated third party authorized generic distributors (“AGDs”)), shall purchase from Paddock a minimum of [*] of its annual requirements of Product and Paddock shall manufacture for and supply Product to Aptalis and its designees in accordance with applicable Laws, the Specifications, cGMP and the terms and conditions of this Agreement, in such packaged form (Canasa brand or authorized generic), quantities, on such dates and to such locations as Aptalis or its designees shall direct, as provided herein.

[*]	Confidential treatment requested.

Section 2.9.2, fourth sentence, shall be replaced with

All Active Ingredient delivered to Paddock shall be either (a) accompanied by the relevant release certificate, or (b) tested and released by Paddock; as chosen by Aptalis at its sole discretion.

Section 3.1 shall be replaced in its entirety by the following paragraph:

3.1 Price. The Price to be paid to Paddock by Apatalis for the supply of Product shall be as set forth in Exhibit D and shall be effective as of the Effective Date of this Amendment. The Price shall be increased annually (effective on the anniversary of the Effective Date of this Amendment) by [*] for the most recent prior twelve (12) month period.

Section 6.6 shall be replaced in its entirety by the following paragraph:

6.6 Non-Competition. Paddock hereby agrees and undertakes, for [*] following expiration or termination of this Agreement for any reason whatsoever other than a non-payment default under this Agreement by Aptalis, not to manufacture, supply or distribute, directly or indirectly, for itself or on behalf of any Person, any suppository product containing mesalamine, for the United States and/or Canadian markets, except for mesalamine rectal suspension products commercialized by Paddock in the United States under ANDA number A076751.

In Section 13.1 please change the notice section for Paddock to be:

PADDOCK LABORATORIES, LLC.

c/o Perrigo Company

515 Eastern Avenue

Allegan, MI 49010

Attention: General Counsel

Fax Number: (269) 673-1386

In Exhibit A, the first sentence is hereby deleted in its entirety and replaced with the following sentence:

One (1) gram mesalamine, USP, rectal suppositories, packaged in appropriate (Canasa brand or authorized generic) boxes with insert.

[*]	Confidential treatment requested.

Exhibit D is hereby deleted in its entirety and replaced with the following new Exhibit D:

EXHIBIT D

PRICES

Pricing for Product is as follows:

Product	Price Per Unit
3 count Product	$	[*]
30 count Product	$	[*]
42 count Product	$	[*]
1080 count Product	$	[*]

Pricing does not include the cost of the Active Ingredient which will be purchased by Aptalis and drop shipped to the Facility or, if directed by Aptalis in accordance with subsection (ii) of paragraph 2.9.2, purchased by Paddock and invoiced to Aptalis either as a separate line item or by separate invoice, as may be reasonably agreed to by the parties. Pricing does include all finished Product testing to be performed by Paddock, if Aptalis elects to have Paddock perform such testing as described in paragraph 2.9.2.

This Amendment, together with the Agreement, constitute the entire agreement between the parties with respect to the subject matter contained therein, and together, supersede and replace any and all prior and contemporaneous understandings, arrangements and agreements, whether oral or written, with respect to the subject matter.

Except as otherwise amended hereby, the Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities and obligations of the parties thereto, as presently constituted, will continue in full effect.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their duly authorized officers with effect as of the 29th day of August, 2013 (the “Effective Date”).

APTALIS PHARMA CANADA, INC.		PADDOCK LABORATORIES, LLC

Signed:	/s/ Dan Salain	Signed:	/s/ Douglas S. Boothe

Name:	Dan Salain	Name:	Douglas S. Boothe

Title:	Vice President of Global Supply Chain and Manufacturing	Title:	EVP, Pharmaceuticals

[*]	Confidential treatment requested.